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                                                                   Exhibit 23(e)

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation by reference in Amendment No. 1 to the Registration Statement (No. 33-52265) of Alaska Airlines, Inc. and Alaska Air Group, Inc. of our report dated
January 25, 1994 included in Alaska Airlines, Inc.'s Form 10-K for the year ended December 31, 1993 and our report dated January 25, 1994 included in Alaska Air Group, Inc.'s Form 10-K for the year ended December 31, 1993 and to all references to our Firm included in Amendment No. 1 to the Registration Statement.


Seattle, Washington                     ARTHUR ANDERSEN & CO.
March 11, 1994